UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
STINGER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	30-0296398

(State of Incorporation)	(I.R.S. Employer Identification No.)
2701 North Rocky Point Drive Suite 1130 Tampa, Florida	33607

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-122583
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, Par Value $0.001 per share

(Title of class)

Item 1: Description of Registrant’s Securities to be Registered.
Item 2: Exhibits.
SIGNATURE

Item 1: Description of Registrant’s Securities to be Registered.
     A complete description of the Common Stock, par value $0.001 per share, of Stinger Systems, Inc. (the “Company”) which is to be registered hereunder is contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-122583), filed with the Commission on February 7, 2005, as amended from time to time (the “Registration Statement”), under the caption “Description of Capital Stock.” Such description is incorporated herein by reference.
Item 2: Exhibits.
     The following Exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit Number	Description
3.1	Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-122583). (*)

3.2	Amendment to Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-122583). (*)

3.3	Bylaws of the Company, incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-122583). (*)

4.1	Specimen Common Stock Certificate of the Company, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-122583).(*)

10.3	Registration Rights Agreement, incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-122583). (*)

(*) Filed as Exhibit to the Form S-1/A Registration Statement filed on February 8, 2005.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 24, 2006	Stinger Systems, Inc.
	By:	/s/ David J. Meador
David J. Meador
Chief Financial Officer